UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

WORLDWIDE STRATEGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-52362 (Commission File Number)	41-0946897 (IRS Employer Identification No.)

3801 East Florida Avenue, Suite 400, Denver, Colorado 80210

(Address of principal executive offices) (Zip Code)

(303) 991-5887

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Contract

On March 13, 2007, Worldwide Strategies Incorporated (the “Company”) entered into a Reseller Agreement (the “Agreement”) with Innovation Software Limited (“ISL”). The Agreement, excluding exhibits and attachments, is attached herewith as Exhibit 10.1.

The Agreement grants the Company the right to resell ISL’s software to resellers or end users in the United States for the period of one year. The Company will make sales contacts and otherwise market the software, facilitate software end user support by being a contact for buyers of the software, render payment for all software orders within 30 days of receipt of the invoice, and enter into contracts and other obligations required by software buyers with ISL. The Agreement will be automatically renewed for successive one-year periods after the expiration of the first one-year term.

Other Material Relationships

On September 16, 2006, the Company’s U.K. subsidiary, Worldwide Business Solutions Limited, executed a Heads of Agreement for the exclusive right to purchase the issued share capital of ISL for 120 days. While the term of the Heads of Agreement has already expired, the Company and ISL have negotiated an oral agreement to extend the Heads of Agreement, granting more time to the Company to raise sufficient capital to purchase ISL.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Reseller Agreement, excluding exhibits and attachments, between Innovation Software Limited and Worldwide Strategies Incorporated dated March 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE STRATEGIES INCORPORATED
March 14, 2007	By: /s/ James P.R. Samuels James P.R. Samuels Chief Executive Officer

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